UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 9, 2017

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6600 Wall Street, Mobile, Alabama 36695
(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                           ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ⃞

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2017, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”), the Board increased the size of the Board from seven (7) directors to ten (10) directors and elected Glenn P. Tobin, Denise W. Warren and Regina M. Benjamin to fill the newly created directorships, effective November 9, 2017.  Information regarding each new director of the Company is set forth below:

  Glenn P. Tobin will serve as a Class I director until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2018, when he is expected to stand for re-election as a director, and until his successor is elected and qualified if he is not re-elected. Mr. Tobin was appointed to the Compensation Committee of the Board effective November 9, 2017. Mr. Tobin’s business experience for the past five years includes serving as the Senior Vice President—Accountable Care Solutions and then Chief Executive Officer (Crimson business) of the Advisory Board Company, a health care consulting company, from 2012 until his retirement in early 2017.
  Denise W. Warren will serve as a Class II director until the expiration of her term on the date of the Company’s annual meeting of shareholders in 2019, when she is expected to stand for re-election as a director, and until her successor is elected and qualified if she is not re-elected. Ms. Warren was appointed to the Audit Committee of the Board effective November 9, 2017. Ms. Warren’s business experience for the past five years includes serving as the Chief Financial Officer of Capella Healthcare, Inc. from 2005 to 2015, and serving as the Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals, a large healthcare system based in Raleigh, North Carolina, since 2015.
  Regina M. Benjamin will serve as a Class III director until the expiration of her term on the date of the Company’s annual meeting of shareholders in 2020, when she is expected to stand for re-election as a director, and until her successor is elected and qualified if she is not re-elected. Dr. Benjamin was appointed to the Nominating Committee of the Board effective November 9, 2017. Dr. Benjamin’s business experience for the past five years includes serving as the 18th U.S. Surgeon General within the U.S. Department of Health and Human Services (2009 to 2013) and Vice Admiral of the U.S. Public Health Service, as well as chair of the National Prevention Council (which consists of 17 cabinet-level heads of federal agencies), which released the first ever National Prevention Strategy. She serves as the CEO of Bayou La Batre Rural Health Clinic (a/k/a BayouClinic, Inc.), a Federally Qualified Health Center Look-Alike which she founded in 1990. She also holds an endowed chair in Public Health Sciences at Xavier University of Louisiana.

The Company expects that the size of the Board will decrease from ten (10) directors to nine (9) directors at the 2018 annual meeting of shareholders upon the expiration of the term of William R. Seifert, II, a Class I director of the Company who notified the Company on November 9, 2017 that he will not stand for re-election as a director.

There are no arrangements or understandings between any of Mr. Tobin, Ms. Warren and Dr. Benjamin and any other person pursuant to which each of them was selected as a director of the Company.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between any of Mr. Tobin, Ms. Warren or Dr. Benjamin and the Company.  Each of Mr. Tobin, Ms. Warren and Dr. Benjamin will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Non-Management Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017, as adjusted by the Board from time to time.

On November 14, 2017, the Company issued a press release announcing the election of Glenn P. Tobin, Denise W. Warren and Regina M. Benjamin to the Company’s Board of Directors.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On November 14, 2017, the Company also announced the following changes in advancement of the Company’s commitment to sound corporate governance:  (i) election of a lead independent director of the Board, (ii) formalization of the requirement to consider diversity when evaluating director candidates, (iii) increased stock ownership guidelines for the Company’s non-employee directors, (iv) establishment of equity retention requirements for the Company’s non-employee directors and executive officers and (v) increased focus on long-term performance in the Company’s incentive compensation program.

Election of a Lead Independent Director

          The Board determined that it is in the best interest of the Company and its stockholders to designate an independent director to serve in a lead capacity (the “Lead Director”) if the Chairperson of the Board is not independent under Nasdaq listing standards to help ensure robust independent leadership of the Board.  The Lead Director will coordinate the activities of the other independent directors and perform such other duties and responsibilities as the Board may determine.  These duties and responsibilities are set forth in the Company’s Lead Director Charter, which was adopted by the Board on October 30, 2017 and is available on the Company’s website.

The Board elected Charles P. Huffman to this position on November 9, 2017.  As reflected in the Lead Director Charter, the Lead Director’s responsibilities include, but are not limited to: (i) presiding at all meetings of the Board at which the Chairperson of the Board is not present and all executive sessions of the independent directors; (ii) serving as the principal liaison between (a) the Chairperson and the independent directors and (b) the Chief Executive Officer of the Company and the independent directors; (iii) providing input from the Board to the Chairperson with regard to the preparation of agendas for Board meetings; (iv) being available, when appropriate, for consultation and direct communication with the Company’s major stockholders; and (v) overseeing the process of hiring and employing the Chief Executive Officer of the Company.

Formalization of the Requirement to Consider Diversity

          The Board approved amendments to the Company’s Corporate Governance Guidelines (the “Amended Corporate Governance Guidelines”) and the Charter of the Nominating Committee on October 30, 2017 to (i) include diversity as a characteristic that will be considered by the Nominating Committee when evaluating director candidates for membership on the Board and (ii) add a requirement that director searches will include qualified candidates from diverse backgrounds.  The Amended Corporate Governance Guidelines and the amended Charter of the Nominating Committee are available on the Company’s website.

Increased Stock Ownership Guidelines for Non-Employee Directors

          Also on October 30, 2017, the Board approved an increase in the stock ownership guidelines for the Company’s non-employee directors, from requiring that each non-employee director beneficially own shares of the Company’s common stock valued at four (4) times such director’s annual retainer to five (5) times such director’s annual retainer.  The non-employee directors will have five years to obtain such increased level of ownership.  The Company believes that these increased guidelines ensure that the non-employee directors hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the directors.  Further details of the Company’s stock ownership requirements are set forth in the Amended Corporate Governance Guidelines, which are available on the Company’s website.

Equity Retention Requirements for Non-Employee Directors and Executive Officers

          The Amended Corporate Governance Guidelines also provide for equity retention requirements for the Company’s non-employee directors and executive officers.  Until a non-employee director or executive officer achieves the applicable level of ownership under the stock ownership guidelines, such non-employee director or executive officer is required to retain all of his or her net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans.  Further details of the Company’s equity retention requirements are set forth in the Amended Corporate Governance Guidelines, which are available on the Company’s website.

Increased Focus on Long-Term Performance

          At a meeting of the Compensation Committee of the Board (the “Compensation Committee”) on October 24, 2017, the Compensation Committee approved two (2) conceptual changes to the Company’s long-term incentive compensation program in order to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation paid to the executive officers.  The Compensation Committee determined that it is in the best interest of the Company and its stockholders to (i) transition from a one-year performance period to a three-year performance period for the performance share awards granted to the Company’s executive officers on an annual basis and (ii) increase the percentage of the equity awards granted to the Company’s executive officers on an annual basis that are subject to performance-based vesting from fifty percent (50%) to sixty percent (60%) and decrease the percentage of the equity awards that are subject to time-based vesting from fifty percent (50%) to forty percent (40%).  The Compensation Committee expects to begin implementing these conceptual changes to the Company’s long-term incentive compensation program in 2018.

          The information contained on the Company’s website is not incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Dated: November 14, 2017	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release dated November 14, 2017